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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934.



                  Date of Report            November 1, 1999


                        SBA COMMUNICATIONS CORPORATION
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            (Exact name of registrant as specified in its charter)


            Florida                      333-50219                65-0716501
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(State or other jurisdiction of    Commission File Number     (I.R.S. Employer
incorporation or organization)                               Identification No.)




One Town Center Road, Boca Raton, Florida              33486
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(Address of principal executive offices)             (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 5         Other Events

               SBA Communications Corporation ("SBA") announced a revision to its consent solicitation relating to its $269,000,000 in aggregate principal amount at maturity of 12% Senior Discount Notes due 2008 (the "Notes").

               SBA is soliciting consents to amend a portion of Section 4.09 of the indenture, pertaining to the incurrence of indebtedness. The proposed amendment, as currently revised, would permit the Company to borrow, subject to certain availability tests, up to $300 million of debt under senior credit facilities, up from the $175 million currently permitted under the indenture. Under its revised proposal, the Company is offering a cash consent payment of 3.0% of the accreted value of the Notes to all holders of record who consent to the proposed amendment on or prior to October 28, 1999.

               The consent solicitation is conditioned upon, among other things, the receipt of consents from holders of at least two-thirds of all outstanding Notes. The consent solicitation expires at 5:00 P.M., New York time, on October 28, 1999, unless extended. The record date remains the close of business on October 7, 1999.

               Lehman Brothers Inc. is serving as Solicitation Agent in connection with the consent solicitation. D. F. King & Co., Inc. is serving as Information Agent.


Item 7         Financial Statements and Exhibits

               (c)    Exhibits

               99.1   Press release dated October 25, 1999
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




November 1, 1999                         /s/ Jeffrey A. Stoops
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                                         Jeffrey A. Stoops
                                         Chief Financial Officer